Exhibit (1)


RETURN DATE: JANUARY 6, 1998                :        SUPERIOR COURT
                                            :
BASSWOOD PARTNERS, L.P.,                    :
AND MATTHEW LINDENBAUM                      :        J. D. OF STAMFORD/NORWALK
                                            :        AT STAMFORD
         v.                                 :
                                            :
NSS BANCORP, INC.                           :        DECEMBER 22, 1997

                               VERIFIED COMPLAINT

         Basswood Partners, L.P. ("Basswood") and Matthew Lindenbaum ("Lindenbaum") (collectively, "Petitioners"), by their undersigned attorneys, petition this Court pursuant to Section 33-948 of the Connecticut General Statutes (the "Connecticut Business Corporation Act" or the "Act") for a writ of mandamus compelling respondent NSS Bancorp, Inc. ("NSS") to produce for inspection and copying records of NSS described in Section 33-946(b) of the Act. Despite Petitioners' clear entitlement to such corporate records and two written requests for their production, NSS has repeatedly and without justification refused to provide them and has failed to comply with its obligations under the Act.

The Parties

1. Basswood is a Delaware limited partnership with its principal place of business at 52 Forest Avenue, Paramus, New Jersey. Basswood, through a number of investment partnerships, beneficially owns 241,411 shares of Common Stock of NSS (the "NSS shares").

2. Lindenbaum is a principal of Basswood Management, Inc., Basswood's general partner. Lindenbaum, in an individual capacity, owns 100 NSS shares. Basswood and Lindenbaum collectively own 9.83% of NSS's outstanding shares and, upon information and belief, collectively constitute NSS's second largest shareholder.

3. NSS is a Connecticut corporation with its principal office at 48 Wall Street, Norwalk, Connecticut 06852.

The Statutory Framework

4. Sections 33-945 through 33-948 of the Act govern the obligations of a corporation to maintain corporate records, the rights of shareholders to inspect and copy such records, and judicial proceedings to enforce those shareholders' rights. Section 33-946(b) of the Act, which identifies corporate records, including the record of shareholders, that shareholders of the corporation are entitled to inspect and copy upon five days written notice by a demand made in good faith for a proper purpose, provides that:

         A shareholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this section and gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy:
         (1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this section; (2) accounting records of the corporation; and (3) the record of shareholders.

5.  Section 33-946(c) of the Act states:

         A shareholder may inspect and copy the records described in subsection
         (b) of this section only if: (1) His demand is made in good faith and for a proper purpose; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; and (3) the records are directly connected with his purpose.

6. Section 33-948(b) of the Act permits a shareholder who has been denied access to corporate records identified in Section 33-946(b) of the Act to seek expedited judicial relief, and states as follows (emphasis added):

         If a corporation does not within a reasonable time allow a shareholder to inspect and copy any other record, the shareholder who complies with subsections (b) and (c) of section 33-946 may apply to the superior court for the judicial district where the corporation's principal office or, if none in this state, its registered office is located for an order to permit inspection and copying of the records demanded. The court shall dispose of an application under this subsection on an expedited basis.

7. Section 33-948(c) further provides that a petitioner can seek costs and reasonable attorney's fees incurred as a result of proceeding under Section 33-948:

         If the court orders inspection and copying of the records demanded, it shall also order the corporation to pay the shareholder's costs, including reasonable attorney's fees incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

Basswood and Lindenbaum
Request NSS's Corporate Records

8. On November 13, 1997, Basswood wrote to NSS's board of directors (hereinafter, the "NSS Board") requesting "the right to inspect and copy the records of the Company described in Sections 33-945(e) and 33-946(b) of the Act during regular business hours on the sixth business day following the date of this letter or as promptly thereafter as possible." (A copy of Basswood's November 13 letter and the accompanying Annex A (the "November 13 Request") is attached hereto as Exhibit A). The November 13 Request also asked NSS to "provide to [Basswood] the other information and permit us to take the other actions set forth in Annex A [specifying certain stockholder list information in greater detail] as expeditiously as possible." The records of NSS described in
Section 33-945(e) of the Act, which Plaintiffs are entitled to inspect automatically, irrespective of purpose, are not presently in issue.

9. The November 13 Request stated that Basswood had been an NSS shareholder since June 1994 and had "become convinced that the best means of maximizing value for all of the Company's shareholders is to sell the Company." The November 13 Request also stated that the "financial performance of the Company since its conversion to public ownership has been disappointing" and that it appeared "unlikely that the Company will approach a 15% core return on equity in 1997." Basswood further informed the NSS Board that "a failure by the [NSS] Board to explore seriously the sale option would be inconsistent with its fiduciary obligations to the shareholders."

10. In accordance with Section 33-946(c) of the Act, the November 13 Request explicitly disclosed the purpose for which Basswood was seeking NSS's list of shareholders and the other information requested in Section 33-946(b):

         Because we believe that the [NSS] board does not share our view, we intend to communicate with other shareholders of our Company on matters relating to our mutual interests as shareholders, including but not limited to communicating with the Company's shareholders regarding the financial under performance by the Company in the recent past and methods to improve the Company's future financial performance and the Company's value to its shareholders. To facilitate this, and to enable the shareholders -- the true owners of the Company -- to communicate their views and better understand their options, pursuant to Section 33-946 of the [Act], Basswood Partners request the right to inspect and copy the records of the Company described in Sections 33-945(e) and 33-946(b) of the Act.

NSS Rejects Basswood's Request

11. On November 21, 1997, NSS's President and CEO, Robert T. Judson, replied to the November 13 Request. Although Mr. Judson's November 21 letter (hereinafter, the "November 21 Response") allowed Basswood to inspect the records of NSS described in Sections 33-945(e) (albeit on the Friday after Thanksgiving day), NSS refused access to the information described in Section 33-946(b) and Annex A to the November 13 Request. In other words, NSS denied Lindenbaum and Basswood access to NSS's list of shareholders -- information critical to Basswood's and Lindenbaum's ability to communicate with NSS's other shareholders.

12. The NSS November 21 Response conclusorily stated that Basswood was not entitled to inspect the records listed is Section 33-946(b) "because [Basswood] ha[s] not met any of the requirements of Section 33-946(c) of the Act," including, in particular, the requirement of the Act that Petitioners specify a proper purpose for such inspection.

13. In light of the disclosures in the November 13 Request and the proper purpose explicitly stated therein, NSS lacked a reasonable basis to reach this conclusion in good faith.

14. NSS also claimed that "the primary purpose of [the November 13 Request] was not the stated purpose, but was instead to create a basis for filing an amendment to [Basswood's] Schedule 13D intended to put NSS Bancorp 'in play.'" NSS lacked a reasonable basis to reach this conclusion in good faith as well. NSS's statement was particularly puzzling because Basswood and Lindenbaum could have filed an amendment to the Schedule 13D irrespective of whether a formal request for corporate records was made.

15. Ultimately, without any good faith reasonable basis for doubt about the right of the Petitioners to inspect the records demanded in the NSS November 21 Response, NSS rejected the particularized request for information in Annex A to the November 13 Request.

Basswood and Lindenbaum
Renew Their November 13 Request and NSS Again Rejects it.

16. On December 2, 1997, Lindenbaum and Basswood renewed their request for the information listed in Section 33-946(b) of the Act and Annex A to the November 13

Request and reiterated the good faith nature of, and proper purpose behind, their demand for such corporate records. Lindenbaum's December 2, 1997 letter (the "December 2 Request") is attached as Exhibit B. The December 2 Request informed NSS that if it failed to make the requested information available by December 5, 1997, Lindenbaum and Basswood would be "forced to take appropriate measures to enforce [their] rights as stockholders."

17. On December 5, 1997, NSS replied to the December 2 Request but failed to make the information identified in Section 33-946(b) or Annex A to the November 13 Request available, conclusorily stating the December 2 Request "does not assert any new information which would cause us to change our position relative to your desire to inspect records described in Section 33-946(b) of the Act. There would be no purpose in repeating our position in this letter." The December 5 Response again demonstrated the lack of a good faith reasonable basis to doubt the Petitioners' right to inspect the records demanded.

                                CLAIM FOR RELIEF

18. Petitioners' November 13 Request and December 5 Request constitute good faith demands for corporate records identified in Section 33-946(b) of the Act.

19. Petitioners' purpose in seeking the records identified in Section 33-946(b) and Annex A to the November 13 Request is to communicate with other shareholders regarding, inter alia, the maximizing of value to NSS's shareholders, the financial underperformance of NSS, and NSS's future financial performance.

20. Petitioners own approximately 9.83% of NSS's outstanding shares and together constitute NSS's second largest shareholder. Petitioners believe that discussion of NSS's performance with other shareholders and communication with such shareholders regarding potential options to increase the value to shareholders will be beneficial to all shareholders.

21. Such purpose is clearly proper and lawful under the Act and Petitioners' request for the corporate records to further such purpose is made in good faith.

22. The November 13 Request and the December 5 Request described in detail and with particularity the purpose for which Petitioners seek the records identified therein and the records that Petitioners desire to inspect.

23. The records identified in Section 33-946(b) of the Act and detailed in Annex A to the November 13 Request are obviously and directly connected to Petitioners' purpose. In fact, without access to NSS's shareholder list, Petitioners will be unable to communicate with other shareholders regarding their mutual interests concerning NSS and the maximization of shareholder value.

24. NSS's November 21 Response and December 5 Response have made it clear that it disagrees with Petitioners' beliefs regarding the financial performance of the Company. However, such a disagreement does not constitute a proper, reasonable or lawful basis to deny Petitioners access to the corporate records described in Section 33-946(b) of the Act and detailed in Annex A to the November 13 Request. If NSS and the NSS Board believe that Petitioners are mistaken in their views about the past and future performance of the Company and the proper means to maximize shareholder value, then the appropriate remedy is to put their case to NSS's shareholders; it is neither lawful, justifiable nor proper under the Act to quash the debate by denying Petitioners the right to communicate with other NSS shareholders.

25. NSS's refusal to provide Petitioners access to corporate records has no reasonable factual or legal basis; rather, such conduct amounts to a bad faith effort to prevent Petitioners from communicating with other NSS shareholders.


26. Pursuant to Section 33-948(c), in addition to being compelled to produce the records requested, NSS should also be ordered to pay costs incurred by Petitioners in bringing these proceedings, including reasonable attorney's fees.

         WHEREFORE, Petitioners request judgment as follows:

         (a) That a Temporary Writ of Mandamus issue forthwith commanding NSS to provide for inspection and copying, within 5 business days, corporate records requested in Petitioners' November 13 Request and Annex A thereto, specifically:

              (1) Magnetic computer tape lists of the shareholders of NSS as of a recent date showing the name and address of, and number of shares held by, each shareholder of record, together with such computer processing data as is necessary to make use of such magnetic computer tape, and printouts of such magnetic computer tape for verification purposes;

              (2) All daily transfer sheets showing changes in the names and addresses of, and number of shares held by, shareholders of record of NSS which are in or come into the possession or control of NSS or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the shareholder lists referred to in paragraph (1) above through the date of the Court's order;

              (3) All information in or which comes into the possession or control of NSS or its transfer agent, or which can reasonably be obtained by brokers, dealers, banks, clearing agencies or voting trustees or their nominees, concerning the names and addresses, and number of shares held by, the participating brokers and banks name in the individual nominee names of Cede & Co., and other similar nominees, including omnibus proxies and all "Weekly Security Position Listing Daily Closing Balances" reports issued by The Depository Trust Company, and a list or lists containing the name and address of, and the number of shares attributable to, any participant in the Company employee stock ownership, dividend reinvestment, stock purchase or comparable plan in which the decision how to vote or whether to dispose of shares held by such plan is made, directly or indirectly, individually or collectively, by the participants in the plan;

              (4) All information in or which comes into the possession or control of NSS or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, relating to the names of the Non-Objecting Beneficial Owners of shares ("NOBO's") in the format of a printout and magnetic tape in descending order balance;

              (5) A stop list or lists relating to any shares and any changes, corrections, additions or deletions from the date of the shareholder lists referred to in paragraph (1) above through the date of the Court's order; and

              (6) Lists of all holders of record of shares owning 1,000 or more shares arranged in descending order as of a recent date.

         (b) That a permanent Writ of Mandamus issue commanding NSS to provide, in addition to the information referred to in paragraph (a) above, modifications, additions or deletions to any and all information referred to in paragraph (a) above immediately as such modifications, additions or deletions become available to the Company or its agent or representatives.

         (c) An order compelling NSS to pay costs, including reasonable attorney's fees, incurred by Petitioners in prosecuting this action; and

         (d)  any other relief that the Court deems just and proper.

                                                     PETITIONERS,
                                                     BASSWOOD PARTNERS, L.P. and
                                                     MATTHEW LINDENBAUM

                                                     ___________________________
                                                     James F. Stapleton
                                                     Jonathan B. Tropp
                                                     DAY, BERRY & HOWARD
                                                     One Canterbury Green
                                                     Stamford, CT  06901-2047
                                                     Tel.: (203) 977-7300
                                                     Fax: (203) 977-7301
                                                     Juris No. 14230
                                                     Their Attorneys

Of Counsel:
         John L. Hardiman
         Tariq Mundiya
         SULLIVAN & CROMWELL
         125 Broad Street
         New York, NY  10004
         (212) 558-4000

                                  VERIFICATION

         Matthew Lindenbaum, individually and as principal of Basswood Management, Inc., the general partner of Basswood Partners, L.P., being duly sworn, deposes and says that he has reviewed the allegations of the foregoing complaint and finds them to be true and correct and that he is duly authorized by plaintiff Basswood Partners, L.P. to make this verification upon oath.



                                            _______________________________
                                            Matthew Lindenbaum

Subscribed and sworn to before me
this _____ day of December, 1997




______________________________
Notary Public
My commission expires

RETURN DATE:   JANUARY 6, 1998           :        SUPERIOR COURT
                                         :
BASSWOOD PARTNERS, L.P.,                 :
AND MATTHEW LINDENBAUM                   :        J. D. OF STAMFORD/NORWALK
                                         :        AT STAMFORD
         v.                              :
                                         :
NSS BANCORP, INC.                        :        DECEMBER 22, 1997

                          MOTION FOR TEMPORARY MANDAMUS

         Plaintiffs Basswood Partners, L.P. ("Basswood") and Matthew Lindenbaum ("Lindenbaum") (collectively, "Petitioners") hereby move for issuance of a temporary mandamus in aid of the pending action. In support hereof, Petitioners represent as follows:

1. This motion is brought in aid of the pending action, in which Petitioners allege as follows by way of verified complaint:


                  Basswood Partners, L.P. ("Basswood") and Matthew Lindenbaum
            ("Lindenbaum") (collectively, "Petitioners"), by their undersigned attorneys, petition this Court pursuant to Section 33-948 of the Connecticut General Statutes (the "Connecticut Business Corporation Act" or the "Act") for a writ of mandamus compelling respondent NSS Bancorp, Inc. ("NSS") to produce for inspection and copying records of NSS described in Section 33-946(b) of the Act. Despite Petitioners' clear entitlement to such corporate records and two written requests for their production, NSS has repeatedly and without justification refused to provide them and has failed to comply with its obligations under the Act.

            The Parties

            1. Basswood is a Delaware limited partnership with its principal place of business at 52 Forest Avenue, Paramus, New Jersey. Basswood, through a number of investment partnerships, beneficially owns 241,411 shares of Common Stock of NSS (the "NSS shares").

            2. Lindenbaum is a principal of Basswood Management, Inc., Basswood's general partner. Lindenbaum, in an individual capacity, owns 100 NSS shares. Basswood and Lindenbaum collectively own 9.83% of NSS's outstanding shares and, upon information and belief, collectively constitute NSS's second largest shareholder.

            3. NSS is a Connecticut corporation with its principal office at 48 Wall Street, Norwalk, Connecticut 06852.

            The Statutory Framework

            4. Sections 33-945 through 33-948 of the Act govern the obligations of a corporation to maintain corporate records, the rights of shareholders to inspect and copy such records, and judicial proceedings to enforce those shareholders' rights. Section 33-946(b) of the Act, which identifies corporate records, including the record of shareholders, that shareholders of the corporation are entitled to inspect and copy upon five days written notice by a demand made in good faith for a proper purpose, provides that:

                  A shareholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) of this section and gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy: (1) Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under subsection (a) of this section;
                  (2) accounting records of the corporation; and (3) the record of shareholders.

            5. Section 33-946(c) of the Act states:

                  A shareholder may inspect and copy the records described in subsection (b) of this section only if: (1) His demand is made in good faith and for a proper purpose; (2) he describes with reasonable particularity his purpose and the records he desires to inspect; and (3) the records are directly connected with his purpose.


            6. Section 33-948(b) of the Act permits a shareholder who has been denied access to corporate records identified in Section 33-946(b) of the Act to seek expedited judicial relief, and states as follows (emphasis added):


                  If a corporation does not within a reasonable time allow a shareholder to inspect and copy any other record, the shareholder who complies with subsections (b) and (c) of section 33-946 may apply to the superior court for the judicial district where the corporation's principal office or, if none in this state, its registered office is located for an order to permit inspection and copying of the records demanded. The court shall dispose of an application under this subsection on an expedited basis.

            7. Section 33-948(c) further provides that a petitioner can seek costs and reasonable attorney's fees incurred as a result of proceeding under Section 33-948:


                  If the court orders inspection and copying of the records demanded, it shall also order the corporation to pay the shareholder's costs, including reasonable attorney's fees incurred to obtain the order unless the corporation proves that it refused inspection in good faith because it had a reasonable basis for doubt about the right of the shareholder to inspect the records demanded.

            Basswood and Lindenbaum
            Request NSS's Corporate Records
            -------------------------------

            8. On November 13, 1997, Basswood wrote to NSS's board of directors (hereinafter, the "NSS Board") requesting "the right to inspect and copy the records of the Company described in Sections 33-945(e) and 33-946(b) of the Act during regular business hours on the sixth business day following the date of this letter or as promptly thereafter as possible." (A copy of Basswood's November 13 letter and the accompanying Annex A (the "November 13 Request") is attached hereto as Exhibit A). The November 13 Request also asked NSS to "provide to [Basswood] the other information and permit us to take the other actions set forth in Annex A [specifying certain stockholder list information in greater detail] as expeditiously as possible." The records of NSS described in

            Section 33-945(e) of the Act, which Plaintiffs are entitled to inspect automatically, irrespective of purpose, are not presently in issue.


            9. The November 13 Request stated that Basswood had been an NSS shareholder since June 1994 and had "become convinced that the best means of maximizing value for all of the Company's shareholders is to sell the Company." The November 13 Request also stated that the "financial performance of the Company since its conversion to public ownership has been disappointing" and that it appeared "unlikely that the Company will approach a 15% core return on equity in 1997." Basswood further informed the NSS Board that "a failure by the [NSS] Board to explore seriously the sale option would be inconsistent with its fiduciary obligations to the shareholders."

            10. In accordance with Section 33-946(c) of the Act, the November 13 Request explicitly disclosed the purpose for which Basswood was seeking NSS's list of shareholders and the other information requested in Section 33-946(b):


                  Because we believe that the [NSS] board does not share our view, we intend to communicate with other shareholders of our Company on matters relating to our mutual interests as shareholders, including but not limited to communicating with the Company's shareholders regarding the financial underperformance by the Company in the recent past and methods to improve the Company's future financial performance and the Company's value to its shareholders. To facilitate this, and to enable the shareholders -- the true owners of the Company -- to communicate their views and better understand their options, pursuant to Section 33-946 of the [Act], Basswood Partners request the right to inspect and copy the records of the Company described in Sections 33-945(e) and 33-946(b) of the Act.

            NSS Rejects Basswood's Request
            ------------------------------

            11. On November 21, 1997, NSS's President and CEO, Robert T. Judson, replied to the November 13 Request. Although Mr. Judgson's November 21 letter (hereinafter, the "November 21 Response") allowed Basswood to inspect the records of NSS described in Sections 33-945(e) (albeit on the Friday after Thanksgiving day), NSS refused access to the information described in Section 33-946(b) and Annex A to the

            November 13 Request. In other words, NSS denied Lindenbaum and Basswood access to NSS's list of shareholders -- information critical to Basswoods's and Lindenbaum's ability to communicate with NSS's other shareholders.

            12. The NSS November 21 Response conclusorily stated that Basswood was not entitled to inspect the records listed is Section 33-946(b) "because [Basswood] ha[s] not met any of the requirements of Section 33-946(c) of the Act," including, in particular, the requirement of the Act that Petitioners specify a proper purpose for such inspection.

            13. In light of the disclosures in the November 13 Request and the proper purpose explicitly stated therein, NSS lacked a reasonable basis to reach this conclusion in good faith.

            14. NSS also claimed that "the primary purpose of [the November 13 Request] was not the stated purpose, but was instead to create a basis for filing an amendment to [Basswood's] Schedule 13D intended to put NSS Bancorp 'in play.'" NSS lacked a reasonable basis to reach this conclusion in good faith as well. NSS's statement was particularly puzzling because Basswood and Lindenbaum could have filed an amendment to the Schedule 13D irrespective of whether a formal request for corporate records was made.

            15. Ultimately, without any good faith reasonable basis for doubt about the right of the Petitioners to inspect the records demanded in the NSS November 21 Response, NSS rejected the particularized request for information in Annex A to the November 13 Request.

            Basswood and Lindenbaum
            Renew Their November 13 Request and NSS Again Rejects it.
            --------------------------------------------------------

            16. On December 2, 1997, Lindenbaum and Basswood renewed their request for the information listed in Section 33-946(b) of the Act and Annex A to the November 13 Request and reiterated the good faith nature of, and proper purpose behind, their demand for such corporate records. Lindenbaum's December 2, 1997 letter (the "December 2 Request") is attached as Exhibit B. The December 2 Request informed NSS that if it failed to make the requested information available by December 5, 1997, Lindenbaum and Basswood would be "forced to take appropriate measures to enforce [their] rights as stockholders."

            17. On December 5, 1997, NSS replied to the December 2 Request but failed to make the information identified in Section 33-946(b) or Annex A to the November 13 Request available, conclusorily stating the December 2 Request "does not assert any new information which would cause us to change our position relative to your desire to inspect records described in Section 33-946(b) of the Act. There would be no purpose in repeating our position in this letter." The December 5 Response again demonstrated the lack of a good faith reasonable basis to doubt the Petitioners' right to inspect the records demanded.

                                CLAIM FOR RELIEF

            18. Petitioners' November 13 Request and December 5 Request constitute good faith demands for corporate records identified in
            Section 33-946(b) of the Act.

            19. Petitioners' purpose in seeking the records identified in
            Section 33-946(b) and Annex A to the November 13 Request is to communicate with other shareholders regarding, inter alia, the maximizing of value to NSS's shareholders, the financial underperformance of NSS, and NSS's future financial performance.

            20. Petitioners own approximately 9.83% of NSS's outstanding shares and together constitute NSS's second largest shareholder. Petitioners believe that discussion of NSS's performance with other shareholders and communication with such shareholders regarding potential options to increase the value to shareholders will be beneficial to all shareholders.

            21. Such purpose is clearly proper and lawful under the Act and Petitioners' request for the corporate records to further such purpose is made in good faith.

            22. The November 13 Request and the December 5 Request described in detail and with particularity the purpose for which Petitioners seek the records identified therein and the records that Petitioners desire to inspect.

         23. The records identified in Section 33-946(b) of the Act and detailed in Annex A to the November 13 Request are obviously and directly connected to Petitioners' purpose. In fact, without access to NSS's shareholder list, Petitioners will be unable to communicate with other shareholders regarding their mutual interests concerning NSS and the maximization of shareholder value.

            24. NSS's November 21 Response and December 5 Response have made it clear that it disagrees with Petitioners' beliefs regarding the financial performance of the Company. However, such a disagreement does not constitute a proper, reasonable or lawful basis to deny Petitioners access to the corporate records described in Section 33-946(b) of the Act and detailed in Annex A to the November 13 Request. If NSS and the NSS Board believe that Petitioners are mistaken in their views about the past and future performance of the Company and the proper means to maximize shareholder value, then the appropriate remedy is to put their case to NSS's shareholders; it is neither lawful, justifiable nor proper under the Act to quash the debate by denying Petitioners the right to communicate with other NSS shareholders.

            25. NSS's refusal to provide Petitioners access to corporate records has no reasonable factual or legal basis; rather, such conduct amounts to a bad faith effort to prevent Petitioners from communicating with other NSS shareholders.

            26. Pursuant to Section 33-948(c), in addition to being compelled to produce the records requested, NSS should also be ordered to pay costs incurred by Petitioners in bringing these proceedings, including reasonable attorney's fees.


2. Defendant is required to provide Petitioners with access to its corporate records pursuant to Section 33-946 of the Connecticut General Statutes.

3. Defendant has failed and refuses to do so.

4. By reason of the foregoing, plaintiff has suffered and continues to suffer irreparable injury.

5. Pursuant to Section 33-948, Petitioners are entitled to an expedited remedy for Defendant's improper refusal to comply with Section 33-946.

6. A recognizance to prosecute the present action has been taken in the appropriate and sufficient amount of $250. The giving of a further bond to answer damages should the Petitioners fail to prosecute this action to effect is unnecessary because there will not be any consequences or cost to the defendant and the Petitioners have the financial wherewithal to pay any costs.

         WHEREFORE, the Petitioners pray that an order be issued summoning the said Defendant NSS Bancorp, Inc. before this Court to show cause, if any there by, why it should not permit Petitioners access to its corporate records as set forth in the Verified Complaint, as required by law.

                                             PETITIONERS, BASSWOOD
                                             PARTNERS, L.P. and MATTHEW
                                             LINDENBAUM

                                     By       _________________________________
                                              James F. Stapleton
                                              Jonathan B. Tropp
                                     For      DAY, BERRY & HOWARD
                                              One Canterbury Green
                                              Stamford, CT  06901-2047
                                              Tel.: (203) 977-7300
                                              Fax: (203) 977-7301
                                              Juris No. 14230
                                              Their Attorneys

Of Counsel:
      John L. Hardiman
      Tariq Mundiya
      SULLIVAN & CROMWELL
      125 Broad Street
      New York, NY  10004
      (212) 558-4000

                                  VERIFICATION

         Matthew Lindenbaum, individually and as principal of Basswood Management, Inc., the general partner of Basswood Partners, L.P., being duly sworn, deposes and says that he has reviewed the allegations of the foregoing Motion for Temporary Mandamus and finds them to be true and correct and that he is duly authorized by plaintiff Basswood Partners, L.P. to make this verification upon oath.



                                            _________________________________
                                            Matthew Lindenbaum

Subscribed and sworn to before me
this _____ day of December, 1997




_________________________________
Notary Public
My commission expires

                               ORDER TO SHOW CAUSE

         WHEREAS, Petitioners presented this Court with a Verified Complaint seeking an order in the nature of a mandamus together with a Motion for Temporary Mandamus requesting immediate issuance of a temporary writ of mandamus;

         NOW, THEREFORE, IT IS ORDERED THAT the Defendant be summoned to appear before the Superior Court for the Judicial District of Stamford/Norwalk at Stamford in Room ____ at 123 Hoyt Street, Stamford, Connecticut on ____________________, 1998 at _________ then and there to show cause why the
Defendant should not permit Petitioners to examine and copy its corporate records specified in Section 33-946(b) of the Connecticut General Statutes for the purposes stated in the Verified Complaint and as prayed in the verified Motion for Temporary Mandamus, by the Petitioners causing some proper officer to serve a true and attested copy of the Verified Complaint, of the foregoing verified Motion for Temporary Mandamus, and of this order upon the said Defendant on or before the 31st of December, 1997 and return make to this Court.

                                                     By the Court.

                                                     __________________________

                                     SUMMONS


         To Any Proper Officer:

         By authority of the State of Connecticut, you are hereby commanded forthwith to make service of the above order by leaving a true and attested copy of the Verified Complaint, of the above verified Motion for Temporary Mandamus and Order to Show Cause, and of this Summons with an appropriate officer or agent of the defendant NSS Bancorp, Inc. at its principal place of business at 48 Wall Street, Norwalk, Connecticut in the County of Fairfield, on or before December 31, 1997.


         Hereof fail not but due service and return make.

         Dated at Stamford, Connecticut this ____ day of December, 1997.



                                            ___________________________________
                                            Commissioner of the Superior Court